UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, MAIA Biotechnology, Inc. (the “Company”) (NYSE American: MAIA) held its 2026 Annual Meeting of stockholders (the “Annual Meeting”). For more information on the proposals, which are described below, please refer to the Company’s definitive proxy statement, dated April 7, 2026, as filed by the Company with the Securities and Exchange Commission on April 7, 2026.

As of the record date of March 23, 2026, there were 60,671,491 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, there were present, in person or by proxy, shareholders holding an aggregate of 37,547,754 shares of common stock, representing approximately 61.88% of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting; therefore a quorum was present. The following matters were submitted to a vote of stockholders at the Annual Meeting:

1. Election of Class I Directors

Stockholders re-elected both of the Company’s Class I nominees for director for three-year terms expiring on the annual meeting of stockholders to be held in 2029 or until their successors are duly elected and qualified. Each of the nominees is currently serving as a member of our board of directors. The voting results were as follows:

Directors	For	Withheld	Broker Non-Votes
Louie Ngar Yee	16,658,677	8,796,832	11,375,414
Steven Chaouki	25,109,811	345,698	11,375,414

2. Ratification of Auditors

Stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

For	Against	Abstain
37,278,294	210,408	19,052

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2026

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

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